Exhibit 99.1

PRESS RELEASE August 9, 2016

Arrowhead Reports Fiscal 2016 Third Quarter Results

- Conference Call and Webcast Today at 4:30 p.m. EDT

PASADENA, Calif., August 9, 2016 — Arrowhead Pharmaceuticals Inc. (NASDAQ: ARWR) today announced financial results for its fiscal 2016 third quarter ended June 30, 2016. The company is hosting a conference call at 4:30 p.m. EDT to discuss results.

Conference Call and Webcast Details

Investors may access a live audio webcast on the Company's website at http://ir.arrowheadpharma.com/events.cfm. For analysts that wish to participate in the conference call, please dial 855-215-6159 or 315-625-6887 and enter Conference ID 57990579.

A replay of the webcast will be available on the company’s website approximately two hours after the conclusion of the call and will remain available for 90 days. An audio replay will also be available approximately two hours after the conclusion of the call and will be available for 3 days. To access the audio replay, dial 404-537-3406 and enter Conference ID 57990579.

Fiscal 2016 Third Quarter and Recent Company Highlights

Corporate Events

•	Today priced an at-the-market private offering of $45 million of common stock

ARC-520

•	Presented promising ARC-520 hepatitis B data at The International Liver Congress™ 2016

•	Expanded the MONARCH study to include additional sites, investigators, and cohorts, including patients with HBV and hepatitis Delta virus co-infection

ARC-521

•

Initiated a Phase 1/2 study of ARC-521 designed to evaluate the safety, tolerability, and pharmacokinetics of single doses of ARC-521 in healthy volunteers and the safety, tolerability, and antiviral activity of single and multiple doses of ARC-521 in patients with chronic HBV. Two of a planned six normal volunteer cohorts have dosed, with the third cohort expected to dose this week

ARC-AAT

•	Completed enrollment in Part A of a Phase 1 study in healthy volunteers
•

Received approval from regulatory authorities in Canada, Ireland, and Sweden to begin a Phase 2 study designed to determine the effect of multiple-doses of ARC-AAT on intrahepatic alpha-1 antitrypsin levels as evidenced by changes in liver biopsy in patients with alpha-1 antitrypsin deficiency

Platform and Early Pipeline

•

Presented promising new preclinical data on ARC-LPA for cardiovascular diseases and ARC-HIF2 for renal cell carcinoma showing that important advancements are being made to Arrowhead’s delivery platforms to include subcutaneous administration and extra-hepatic targeting capabilities

Selected Fiscal 2016 Third Quarter Financial Results

ARROWHEAD PHARMACEUTICALS, INC.
CONSOLIDATED CONDENSED FINANCIAL INFORMATION (unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
OPERATING SUMMARY	2016	2015	2016	2015

REVENUE	$39,583	$123,750	$127,083	$338,250
OPERATING EXPENSES
Research and development	9,423,195	7,490,400	29,782,854	36,877,925
Acquired in-process research and development	-	-	-	10,142,786
Salaries and payroll-related costs	4,113,262	3,570,531	12,281,841	10,262,799
General and administrative expenses	2,275,628	1,829,393	8,045,571	5,612,219
Stock-based compensation	2,750,785	2,486,074	7,547,967	6,706,009
Depreciation and amortization	818,200	741,058	2,416,461	1,480,656
TOTAL OPERATING EXPENSES	19,381,070	16,117,456	60,074,694	71,082,394
OPERATING LOSS	(19,341,487)	(15,993,706)	(59,947,611)	(70,744,144)
OTHER INCOME/(EXPENSE), PROVISION FOR INCOME TAXES	(79,256)	57,653	446,595	3,546,398
NET LOSS	$(19,420,743)	$(15,936,053)	$(59,501,016)	$(67,197,746)

EARNINGS PER SHARE (BASIC AND DILUTED):	$(0.32)	$(0.27)	$(1.00)	$(1.19)
WEIGHTED AVERAGE SHARES OUTSTANDING	59,966,955	59,492,867	59,764,129	56,631,297

FINANCIAL POSITION SUMMARY			June 30,	September 30,
			2016	2015
CASH AND CASH EQUIVALENTS			43,616,543	81,214,354
SHORT-TERM INVESTMENTS			1,030,556	17,539,902
TOTAL CASH RESOURCES (CASH, CASH EQUIVALENTS AND INVESTMENTS)			44,647,099	98,754,256
OTHER ASSETS			40,886,397	33,513,658
TOTAL ASSETS			85,533,496	132,267,914
TOTAL LIABILITIES			26,108,330	22,646,280
TOTAL STOCKHOLDERS' EQUITY			59,425,166	109,621,634
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY			85,533,496	132,267,914

SHARES OUTSTANDING			60,429,405	59,544,677
PROFORMA SHARES OUTSTANDING (INCLUDING CONVERSION OF PREFERRED SHARES)			63,100,395	62,215,667

About Arrowhead Pharmaceuticals

Arrowhead Pharmaceuticals develops medicines that treat intractable diseases by silencing the genes that cause them. Using a broad portfolio of RNA chemistries and efficient modes of delivery, Arrowhead therapies trigger the RNA interference mechanism to induce rapid, deep, and durable knockdown of target genes. RNA interference, or RNAi, is a mechanism present in living cells that inhibits the expression of a specific gene, thereby affecting the production of a specific protein. Arrowhead’s RNAi-based therapeutics leverage this natural pathway of gene silencing. The company’s pipeline includes ARC-520 and ARC-521 for chronic hepatitis B virus infection, ARC-AAT for liver disease associated with alpha-1 antitrypsin deficiency, ARC-F12 for hereditary angioedema and thromboembolic disorders, ARC-LPA for cardiovascular disease, and ARC-HIF2 for renal cell carcinoma.

For more information please visit www.arrowheadpharma.com, or follow us on Twitter @ArrowheadPharma. To be added to the Company's email list and receive news directly, please visit

http://ir.arrowheadpharma.com/alerts.cfm.

Safe Harbor Statement under the Private Securities Litigation Reform Act:

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including our ability to finance our operations, the future success of our scientific studies, our ability to successfully develop drug candidates, the timing for starting and completing clinical trials, rapid technological change in our markets, and the enforcement of our intellectual property rights. Our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q discuss some of the important risk factors that may affect our business, results of operations and financial condition. We assume no obligation to update or revise forward-looking statements to reflect new events or circumstances.

DYNAMIC POLYCONJUGATES is a trademark of Arrowhead Pharmaceuticals, Inc.

Contacts:

Arrowhead Pharmaceuticals, Inc.

Vince Anzalone, CFA

626-304-3400

ir@arrowheadpharma.com

Investor Relations:

The Trout Group

Chad Rubin
646-378-2947

ir@arrowheadpharma.com

Media:

Russo Partners

Matt Middleman, M.D.
212-845-4272

matt.middleman@russopartnersllc.com

Source: Arrowhead Pharmaceuticals, Inc.

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